                                                                   EXHIBIT 10(E)

                              RETENTION AGREEMENT


PARTIES

The parties to this Retention Agreement ("Agreement") are Nevada Power Company and David G. Barneby.


                                     BASIS
                                     -----

(a) Employee currently holds the position of Vice President, Power Delivery, with Company.

(b) Company is currently in the process of divesting itself of all or a portion of its generation facilities ("Divestiture").

(c) Company and Employee have executed the Original Agreement. Company is currently in the process of merging with Sierra Pacific Resources ("Merger") which is a "change in control" as defined in the Original Agreement. Pursuant to the terms of the Original Agreement and upon completion of the Merger, Employee will be entitled to receive the involuntary termination benefits contained in Section 5 of the Original Agreement.

(d) Company and Employee desire to have Employee remain an employee of Successor Company under the terms of this Agreement. Therefore, upon completion of the Merger, this Agreement is intended to replace the Original Agreement and the Original Agreement is intended to become void and unenforceable. The benefits contained in this Agreement are in addition to Employee's salary, bonuses, SERP, and all other benefits which Employee is currently entitled to receive as a result of his employment at Company and which will not be reduced in aggregate value from current levels during the term of this Agreement.

(e) Employee may have access to Confidential Information. In addition, Employee may develop on behalf of Company an acquaintance with Company's customers and prospective customers. Employee will occupy a position of trust and confidence with respect to such customers and such Confidential Information. Employee understands that any entrusting of Confidential Information and/or customer contacts or relationships to Employee by Company is done in reliance on a confidential relationship arising out of employment with Company. Employee understands that Confidential Information and customer contracts that Employee may acquire or may have access to is of great value to Company.

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(f)  The consideration for the terms and conditions of this Agreement is adequate and is fully set forth in this Agreement.


                              TERMS OF AGREEMENT
                              ------------------

                              1.   Defined Terms
                              ------------------

     1.1  Company means Nevada Power and any successor organization.
          -------

     1.2  Effective Date means the date this Agreement becomes effective.  The
          --------------
          Effective Date shall be the date that both the Company and Employee have signed this Agreement and the Merger has been completed.

     1.3  Employee means David G. Barneby.
          --------

     1.4  Original Agreement means the Employment Agreement dated on or about
          ------------------
          March 13, 1998, between Company and Employee.

     1.5  Items means documents, reports, drawings, diagrams, summaries,
          -----
          photographs, designs, specifications, formulae, plans, samples, models, research and development information, prototypes, tools, equipment, proposals, marketing and sales plans, customer information, customer lists, regulatory files, financial data, costs, pricing information, supplier information, written, printed or graphic matter, or other information and materials that concern Company's business and that come into Employee's possession or about which Employee has knowledge by reason of employment with Company.

     1.6  Program means the Sierra Pacific Resources 1999 Merger Severance
          -------
          Program which Company is offering certain employees, including Employee and which by reference is made a part of this Agreement.

     1.7  Termination or Terminated means the termination of Employee's status
          -------------------------
          as an active employee of Company by either Company or Employee for any reason. If Employee becomes eligible for benefits under the Company's Long-Term Disability Plan prior to July 31, 2002, then Employee shall be entitled to declare his employment terminated for purposes of this Agreement at his option.

                           2.   Benefits to Employee
                           -------------------------

     2.1 Company shall pay to Employee the following amounts. The principal amount is economically similar to the benefits to which Employee would be entitled to receive after a voluntary termination under the Original Agreement.

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          These amounts shall be paid to Employee under the following schedule, less withholding, assessments and authorized deductions:

                    Payment Date                      Principal         Interest          Payment
                    ------------                      ---------         --------          -------
                                                                                          Amount
                                                                                          ------
          Within 15 days after the
          close of the Merger                          125,000                0          125,000
          October 1, 1999                               29,300           14,920           44,220
          January 1, 2000                               29,300           13,750           43,050
          April 1, 2000                                 29,300           12,580           41,880
          July 1, 2000                                  29,300           11,400           40,700
          October 1, 2000                               29,300           10,230           39,530
          January 1, 2001                               29,300            9,060           38,360
          April 1, 2001                                 29,300            7,890           37,190
          July 1, 2001                                  29,300            6,720           36,020
          October 1, 2001                               29,300            5,540           36,020
          January 1, 2002                               29,300            4,370           33,670
          July 31, 2002                                 80,000            6,430           86,430
               TOTALS                                  498.000          102,890          600,890

          If Employee's employment is Terminated, then Employee shall be paid the remaining unpaid principal amount and interest prorated to the date of termination within 30 days of Employee's Termination. If Employee dies prior to July 31, 2002, then Employee's estate shall be paid the remaining unpaid principal amount and interest prorated to the date of death within 30 days of Employee's death.

          The above payments will not be recognized as covered pay under any employee benefit plan sponsored by the Company except for the Deferred Compensation Program.

     2.2 Employee shall be paid for any accrued but unused vacation as defined under Company's vacation policy then in effect.

     2.3 If Employee's employment is Terminated and/or if Employee retires, then Employee shall be entitled to receive an amount which is economically similar to the following:

          2.3.1 The Program includes an enhancement to the Nevada Power Company Retirement Plan ("Retirement Plan") ("Enhanced Lump Sum"). The Enhanced Lump Sum is based upon the following calculations and conditions:

                 (1) If Employee is under the age of 55, then Employee shall receive the present value of an Early Retirement Benefit commencing at age 55, calculated using the Early Retirement

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                     Fact (i.e., 65%) that applies to employees who retire at
                     age 55. If Employee is over the age of 55, then at his actual age under the terms of the plan; and

                 (2) The dollar limitation in Section 5.2(c) of the Retirement
                     Plan will not apply, however, all other restrictions required by federal law (e.g., Internal Revenue Code (S)415 limits and spousal waivers) will apply.

                 Company shall maintain a life insurance policy (either Company owned or other policy) in an amount no less than the then current value of the Enhanced Lump Sum and payable to a beneficiary named by Employee. This policy shall remain in effect so long as Employee is an active employee of Company.

          2.3.2 Company shall add a total of five years to Employee's age or years of service or a combination thereof in order to qualify for, or improve, Employee" retiree medical benefits contained in Company" health care plans.

          Employee understands and agrees that the Retirement Plan is a "qualified" plan and offering Employee the Enhanced Lump Sum benefit set forth in Section 2.3.1 above may violate one or more sections of the Internal Revenue Code and therefore, the Retirement Plan may not be able to pay this benefit to Employee. In such case, Company and Employee will work together to reach an agreement as to a cash payment from general assets that produces a value comparable to the lump sum benefit that could not be paid from the qualified plan. Such value shall factor in the time value of tax consequences and shall be offset by the value of the payments expected to be made from the qualified plan.

     2.4 For a period of 24 months following Termination, the Company will arrange to provide the Employee with health (including medical/hospital, dental and vision) and life benefits substantially similar to those that Employee was receiving or entitled to receive immediately prior to Termination. These benefits will be reduced to the extent comparable benefits are actually received by or in respect of Employee from another employer during the 24-month period, and any such benefits actually received shall be reported by Employee or other recipient to the Company. During the 24-month period, the Company will use its best efforts to maintain in full force and effect for the continued benefit of Employee all benefits referenced herein or will arrange to make available to Employee benefits substantially similar to the referenced benefits. Such benefits will be provided to Employee on the same terms and conditions (including employee contributions toward the premium payments) under which Employee was entitled to participate immediately prior to Termination. To the extent the coverage or benefits provided herein results in Employee or any dependent or beneficiary thereof incurring additional federal, state or local taxes that would otherwise not have been incurred in connection with the provision of such coverage of benefits had Employee's employment not been terminated, the Company shall promptly pay Employee, dependent or beneficiary, as the case may be, on an after-tax basis, an additional payment, in an amount equal to all taxes, including interest and penalties thereon, imposed as the result of such coverage or benefits.

     2.5 Anything in this Agreement to the contrary notwithstanding, if it is determined (as hereafter provided) that any payment or distribution by the Company or any of its affiliates to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, are hereafter collectively referred to as the "Excise Tax"), then Employee will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. No Gross-Up Payment will be made with respect to the Excise Tax, if any, attributable to (a) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the execution of this Agreement (unless a comparable Gross-Up Payment has theretofore been made available with respect to such option), or (b) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO. All determinations required to be made under this Section, including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the amount of such Gross-Up Payment, will be made by a nationally recognized firm of certified public accountants (the "Accounting Firm") selected by Employee in his sole discretion. Employee will direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and Employee within 15 calendar days after Termination, if applicable, and any other such time or times as may be requested by the Company or employee. If the Accounting Firm determines that any Excise Tax is payable by Employee, then the

          Company will pay the required Gross-Up Payment to the Executive within five business days after receipt of such determination and calculation with respect to any Payment to the Executive. If the Accounting Firm determines that no Excise Tax is payable by Employee, then it will, at the same as it makes such determination, furnish the Company and Employee an opinion that Employee has substantial authority not to report any Excise Tax on Employee's federal income or other tax return. Any determination by the Accounting Firm as to the amount of the Gross-Up Payment will be binding upon the Company and Employee. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that will have not been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts or fails to pursue its remedies contained herein and Employee is required to make a payment of any Excise Tax, then Employee will direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and Employee as promptly as possible. Any such Underpayment will be promptly paid by the Company to, or for the benefit of, Employee within five business days after receipt of such determination and calculations. The Company and Employee will each provide the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or Employee, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section. The federal income or other tax returns filed by Employee will be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by Employee. Employee will make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of Employee's federal income tax return as filed with the Internal Revenue Service and corresponding other tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of the Employee's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, Employee will within five business days pay to the Company the amount of such reduction. The fees and expenses of the Accounting Firm for its services in connection with the determinations and calculations contemplated by this Section will be borne by the Company. If such fees and expenses are initially paid by Employee, then the Company will reimburse employee the full amount of such fees and expenses within five business days after receipt from Employee of a statement therefor and reasonable evidence of his payment thereof. Employee will notify the Company in writing of any claim by the Internal Revenue Service or other taxing authority that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification will be given as promptly as practicable but no later than 10 business days after Employee actually receives notice of such claim and Employee will further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent know by Employee). Employee will not pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which Employee gives such notice to the Company, and (b) the date that any payment of amount with respect to such claim is due. If the Company notifies Employee in writing prior to the expiration of such period that it desires to contest such claim, Employee will:

          (1) Provide the Company with any written records or documents in Employee's possession relating to such claim reasonably requested by the Company;

          (2) take such action in connection with contesting such claim as the Company will reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claims by an attorney competent in respect of the subject matter and reasonably selected by the Company;

          (3) cooperate with the Company in good faith in order to effectively contest such claim; and

          (4) permit the Company to participate in any proceedings relating to such claim;

          provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Employee, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. The Company will control all proceedings taken in connection with the contest on any claim contemplated by this Section, the contest of any claim contemplated by this Section and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that Employee may participate therein at his own cost and expense) and may, at its option, either direct Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company will determine; provided, however, that if the Company directs Employee to pay the tax claimed and sue for a refund, the Company will advance the amount of such payment to Employee on an interest-free basis and will indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of Employee with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim will be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Employee will be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority. If, after the receipt by Employee of an amount advanced by the Company pursuant to this Section, Employee receives any refund with respect to such claim, then Employee will (subject to the Company's complying with the requirements of this Section) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by Employee of an amount advanced by the Company pursuant to this Section, a determination is made that Employee will not be entitled to any refund with respect to such claim and the Company does not notify Employee in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance will be forgiven and will not be required to be repaid and the amount of such advance will offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to Employee pursuant to this Section.

                             3.   Company Property
                             ---------------------

     3.1 Upon Termination, Employee shall deliver to Company all Items in Employee's possession or under Employee's control which are owned by Company (including all copies), and Employee shall retain no copies thereof.

4.   Confidentiality

     4.1 Employee agrees that he will not, without prior written consent of the Company, during the time of employment with Company or thereafter disclose to any person not employed by the Company, or use in connection with engaging in Competition with the Company, any confidential or proprietary information of the Company. For purposes of this Agreement, the term "confidential or proprietary information" will include all information of any nature and in any form that is owned by the Company and that is not publicly available or generally known to persons engaged in businesses similar or related to those of the Company. Confidential Information will include, without limitation, the Company's financial matters, customers, employees, industry contracts, and all other secrets and all other information of a confidential or proprietary nature. The foregoing obligations will cease if such confidential or proprietary information will have become, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

5.   Non-Competition

     5.1 Employee agrees that during the time of employment with Company and for one year thereafter, he will not, without the prior written consent of the company, engage in Competition (as defined below) with the Company. For purposes of this Agreement, if the Executive takes any of the following actions he will be engaged in "Competition": engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation, or any other business entity that is principally engaged in the business of the generation, transmission, or distribution of electricity in states in which the Company or its affiliates have significant operations; provided, however, that "Competition" will not included (a) the mere ownership of securities in any enterprise and exercise of rights appurtenant thereto, or (b) participation in management of any enterprise or business operation thereof other than in connection with the competitive operation of such enterprise.

     5.2 Employee agrees that during the time of employment with Company and for three years thereafter, he will not assist a third party in preparing or making an unsolicited bid for the Company, engage in a proxy contest with the Company, or engage in any other similar activity.

     5.3 Employee agrees that during the time of employment with Company and for one year thereafter, he will not attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company to give up, or to not commence, employment or a business relationship with the Company.

     5.4 Employee agrees that the restrictions set forth in paragraphs 5.1, 5.2, and 5.3 are fair and reasonable and are reasonably required for the protection of the interests of Company. Employee agrees that compliance with the provisions of paragraphs 5.1, 5.2 and 5.3 will not cause Employee undue hardship nor unreasonably interfere with Employee's ability to earn a livelihood.

6.   Miscellaneous Provisions

     6.1  Agreement is Confidential: Unless and until the terms of this
          -------------------------
          Agreement, and the amount of any payment eligible to be paid or actually paid under this Agreement, are disclosed in writing to the public by Company pursuant to any applicable legal duty to disclose such information, it shall be a condition of eligibility to receive any payment pursuant to this Agreement that Employee hold the terms of this Agreement and the amount of any payment hereunder in strict confidence. Employee may disclose such information on a confidential basis to Employee's spouse (if any), and to any financial counselor, tax advisor or legal counsel retained by Employee.

     6.2  Post-termination Assistance: Employee agrees that after the Employee's
          ---------------------------
          employment with the Company has terminated the Executive will provide, upon reasonable notice, such information and assistance to the Company as may reasonably be requested by the Company in connection with any matter and the Company agrees to reimburse Employee for any out-of-pocket expenses, including travel expense.

     6.3  Legal Fees and Expenses: It is the intent of the Company that Employee
          -----------------------
          not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of Employee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to Employee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from Employee the benefits provided or intended to be provided to Employee hereunder, the Company irrevocably authorizes the Employee to retain counsel of Employee's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Employee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Employee agree that a confidential relationship shall exist between Employee and such counsel. Without respect to whether Employee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by Employee in connection with any of the foregoing.

     6.4  Successors and Binding Agreement:  (i) The Company will require any
          --------------------------------
          successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, operation of law or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization, operation of law or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company. (ii) This Agreement will inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees. (iii) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder. Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive'' will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section, the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

     6.5  Not A Restraint on the Business Discretion of Company: Nothing in this
          -----------------------------------------------------
          Agreement is intended to limit the discretion of Company to take any action with regard to the Divestiture process which the Company may consider appropriate. This Agreement is not a contract to retain Employee in the employment of Company for any prescribed period of time.

     6.6  Waiver: The waiver by either party to this Agreement of a violation by
          ------
          the other party shall not be construed as a wavier of any subsequent violation.

     6.7  Jurisdiction and Venue: This Agreement shall be construed and enforced
          ----------------------
          according to the laws of the State of Nevada to the extent not preempted by the federal laws of the United States of America. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of the state and federal courts located in Clark County, Nevada.

     6.8  Withholding of Taxes: The Company may withhold from any amounts
          --------------------
          payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

     6.9  Severability:  Any provision of this Agreement that is deemed invalid,
          ------------
          illegal or unenforceable in any jurisdiction will, as to that jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

     6.10 Notices:  All notices, consents, requests or approvals ("Notices"),
          -------
          required or permitted to be given pursuant to this Agreement, shall be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express or UPC, at the following address, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective upon receipt. If to the Company, then addressed to the attention of the CEO at 6226 West Sahara Avenue, Las Vegas, Nevada 89146. If to the Executive, then address to him at 6180 Madre Mesa Dr., Las Vegas, Nevada 89108.

     6.11 Entire Agreement: The terms of this Agreement are intended by the
          ----------------
          parties to be the final expression of their agreement with respect to the subject matter of this Agreement. The parties further intend that this Agreement will constitute the complete and exhaustive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

     6.12 Amendments; Waivers:  This Agreement may not be modified, amended, or
          -------------------
          terminated except by an instrument in writing, signed by Employee and the Company. Failure on the part of either party to complain of any action or omission, breach or default on the party of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law or in equity. Employee or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform only through an executed writing; provided, however, that such waiver will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.

     6.13 No Inconsistent Actions: The parties will not voluntarily undertake or
          -----------------------
          fail to undertake any action or course of action that is inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

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

     6.14 Headings and Section References: The headings used in this Agreement
          -------------------------------
          are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement. All section references are to sections of this Agreement, unless otherwise noted.

     6.15 Interest: Without limiting the rights of Employee at law or in equity,
          --------
          if the Company fails to make any payment or provide any benefit required to be made or provided hereunder on a timely basis, the Company will pay interest on the amount or value thereof at an annualized rate of interest equal to the so-called composite "prime rate" as quoted from time to time during the relevant period in the Northeast Edition of The Wall Street Journal. Such interest will be
                               -----------------------
          payable as it accrues on demand. Any change in such prime rate will be effective on and as of the date of such change.

     6.16 Review of Agreement: Employee acknowledges that Employee had
          -------------------
          sufficient opportunity to review this Agreement with an attorney or, if Employee did not do so, it is because Employee read and understands this Agreement and did not believe that legal advice was necessary. Employee agrees that the restrictions contained in this Agreement are fair and appropriate under the circumstances.

     6.17 Effective Date: This Agreement shall become effective on the Effective
          --------------
          Date. On the Effective Date, the Original Agreement shall become void and unenforceable.


NEVADA POWER COMPANY                         EMPLOYEE


By_________________________________     __________________________
  Chief Executive Officer     Date            Signature       Date

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